Exhibit 10(c)

                          Northwest Natural Gas Company

                      Executive Deferred Compensation Plan

                                 AMENDMENT NO. 4



         This Amendment No. 4 to the Northwest Natural Gas Company Executive Deferred Compensation Plan, 1990 Restatement (the "Plan"), is effective as of September 24, 1998 and has been executed as of this 24th day of September, 1998.

         The Plan is hereby amended as follows:

         FIRST:  Section 9.1 is amended to read as follows:

9.1      Amendment

         The Board may at any time amend the Plan in whole or in part, subject to the following:

               (a) Upon a Change in Control, no amendment shall be effective to change the payout schedule in Section 9.2(b).

               (b) No amendment shall be effective to decrease or restrict the amount credited to any Account maintained under the Plan as of the date of the amendment. Changes in the definition of Interest shall be subject to the following restrictions:

                      (i) NOTICE. A change shall not become effective before the first day of the calendar year which follows the adoption of the amendment and at least thirty (30) days written notice of the amendment to the Executive.

                      (ii) CHANGE IN CONTROL. Any change in the definition of
               Interest after a Change in Control shall apply only to those amounts credited to the Executive's Account after the Change in Control.

         SECOND:  Section 9.2(b) is amended to read as follows:

                      (ii) Complete Termination. The Board may completely
                           --------------------
               terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and terminating all ongoing Deferral Commitments. The Plan shall cease to operate and the Committee shall pay out to each Executive the balance in the Executive's Account in a lump sum or in equal annual installments amortized over the period listed in the payout schedule below based on the Account balance at the time of such complete termination:

                                 PAYOUT SCHEDULE
               -----------------------------------------------------------------
               Appropriate Account Balance              Payout Period
               -----------------------------------------------------------------
               Less than $10,000                 Lump sum

               $10,000 but less than $50,000     Lesser of 5 years or period
                                                 elected in Participation
                                                 Agreement

               More than $50,000                 Period elected in Participation
                                                 Agreement
               =================================================================

         Interest earned on the unpaid balance in the Executive's Account shall be the applicable Interest rate on the Determination Date immediately preceding the effective date of such complete termination.

         THIRD: A new Section 5.9 shall be added to the Plan to read as follows:

5.9      Accelerated Distribution

         Notwithstanding any other provision of the Plan, an Executive at any time following a Change in Control shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the vested Account balance as of the Determination Date immediately preceding the date on which the Committee receives the written request. The remaining balance shall be forfeited by the Executive. An Executive who receives a distribution under this section shall be suspended from participation in the plan for twelve (12) months. The amount payable under this section shall be paid in a lump sum within sixty-five (65) days following the receipt of the notice by the Committee from the Executive.

         FOURTH: Except as provided herein, all other Plan provisions shall remain in full force and effect.

         IN WITNESS WHEREOF, Northwest Natural Gas Company has caused this Amendment No. 4 to be executed as of the date first written above.

                                            Northwest Natural Gas Company

                                            By:  /s/ Richard G. Reiten
                                                 ------------------------
                                                 President and CEO